Exhibit 16.1

Brodeur Dennis Chartered Accountants

9050 Yonge Street, Suite 304

Richmond Hill, Ontario, L4C 9S6

Tel 905-886-4452

May 5, 2004

US Securities and Exchange Commission

Division of Corporate Finance

450 Fifth St., N.W.

Washington, D.C. 20549

Dear Sir/Madame:

This firm is addressing this letter in connection with the filing of a Form 8-K to reflect our firm's resignation as Principal Accountant for MIAD Systems Ltd., an Ontario, Canada, corporation.

This firm agrees with the statements made by the Registrant in response to Item 304(a) (1) of Regulation S-B as set forth in the attached Form 8-K.

/s/ Brodeur, Dennis Chartered Accountants